  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 9, 2010

VALIANT HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53496	26-0655541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 N. University Drive, Suite 810, Coral Springs, Florida		33071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(954) 755-5564

Willing Holding, Inc. 21218 St. Andrews Blvd., #131, Boca Raton, FL 33432
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of August 9, 2010, which was 10 business days after the mailing of the Company’s Schedule 14f-1 to its shareholders, the following individuals were appointed members of Valiant’s Board of Directors:  Mirella Salem,  Boris Bergus, Marc Love, John J. McAteer and Barry I. Rubin.  These individuals join Aarif Dohad and Thomas L. DiStefano III on the Board.

There are no arrangements or understandings between the Company and any other persons, pursuant to which these persons were selected as a director.

Item 8.01 – Other Information

As of  July 23, 2010, the Company legally changed its name with a filing with the Florida Secretary of State to “Valiant Health Care, Inc.”   In addition, as of August 10, 2010, this name change was made effective with FINRA through a corporate action filed with them and the Company’s trading symbol was changed as of that date to “VHCI”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTH CARE, INC.

By:	/s/ Mirella Salem
Name: Mirella Salem
Title: Chief Executive Officer

Dated: August 11, 2010